Exhibit 3.2
Marked Copy Showing Changes to Sections 1.2, 1.11 and 1.12 of the Third Amended and Restated Bylaws
1.2 Special Meetings. (a) Subject to the rights of the holders of any series of preferred stock under the Certificate of Incorporation, as amended, of the corporation (the “Certificate of Incorporation”), special meetings of the stockholders may be called by the chairman of the Board or the chief executive officer or by resolution of the Board, or, solely to the extent required by Section 1.2(b), by the secretary of the corporation.
     (b) (i) A special meeting of stockholders shall be called by the secretary upon the written request or requests (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”) of the holders of record representing not less than thirty-five percent (35%) of the voting power of all capital stock issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), subject to this Section 1.2(b) and all other applicable sections of these Bylaws (a “Stockholder Requested Special Meeting”). The secretary shall determine in good faith whether all requirements set forth in these Bylaws relating to a Stockholder Requested Special Meeting have been satisfied and such determination shall be binding on the corporation and its stockholders. For purposes of this Section 1.2(b) and for determining the Requisite Percent, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of capital stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether shares are owned for these purposes shall be decided by the secretary in its good faith.
     (ii) A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the corporation. To be valid, a Special Meeting Request or Special Meeting Requests must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and shall include:
(1) a statement of the specific purpose(s) of the special meeting, a brief description of the business desired to be brought before the meeting, and the reasons for conducting such business at the special meeting;
(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment);
(3) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the Proposing Stockholder Information as defined in Section 1.13(b) of these Bylaws required to be set forth in a stockholder’s notice required by Section 1.11(b) and 1.12(b) of these Bylaws, as applicable;
(4) in the case of any director nominations proposed to be presented at the Stockholder Requested Special Meeting, such other information regarding the nominees required to be provided pursuant to Section 1.11(a) of these Bylaws and required to be set forth in a stockholder’s notice required by Section 1.11(b) of these Bylaws (including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination);
(5) in the case of any other business proposed to be conducted at the Stockholder Requested Special Meeting, such other information required to be set forth in a stockholder’s notice required by Section 1.12(b) of these Bylaws;

(6) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the secretary; provided, however, that if the stockholders of record making the request are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the secretary within 10 days after the date on which the Special Meeting Request(s) are delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the secretary; and
(7) an agreement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Special Meeting Request(s) are being made, to notify the corporation immediately in the case of any disposition prior to the Stockholder Requested Special Meeting of shares of common stock of the corporation owned of record or beneficially owned, as applicable, and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached or is maintained.
     In addition, the stockholders requesting a special meeting of stockholders, the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, and the proposed nominees, if any, shall promptly provide any other information reasonably requested by the corporation, including as to the eligibility of any proposed nominee to serve as an independent director of the corporation and to comply with applicable law. Such stockholders, beneficial owners and nominees shall further update and supplement the information required under Section 1.2(b)(ii)(3)-(7) of these Bylaws not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date, and with respect to information required under Section 1.2(b)(ii)(6), as of a date not more than 5 business days before the scheduled date of the special meeting.
     (iii)In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (y) has been dated and delivered to the secretary within sixty days of the earliest dated of such Special Meeting Requests.
     (iv) Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary at the principal executive offices of the corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 1.2(b)(ii)(7) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent at any time prior to the Shareholder Requested Special Meeting, there shall be no requirement to hold a special meeting and the Board may, in its discretion, cancel such meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the corporation is referred to herein as the “Request Receipt Date.”
     (v) Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:
(1) the stockholders, the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, or proposed nominees, if any, do not comply with the requirements of this Section 1.2(b);
(2) in the case of a Stockholder Requested Special Meeting that is called for the purpose of electing nominees to the Board, no proposed nominee meets the eligibility criteria set forth in Section 1.11(a) of these Bylaws;
(3) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(4) the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting;
(5) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at a meeting of the stockholders held not more than 120 days before the Request Receipt Date (for purposes of this clause (5), election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors);
(6) the Board has called or calls for an annual or special meeting of stockholders to be held within 120 days of the Request Receipt Date and the business to be conducted at such meeting includes a Similar Item; or
(7) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.
     (vi) Special meetings shall be held at such date and time as specified by the Board in accordance with these Bylaws; provided; however, that a Stockholder Requested Special Meeting shall not be held more than ninety days after the Request Receipt Date.
     (vii) If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Meeting Request, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.
     (viii) Business transacted at any Stockholder Requested Special Meeting shall be limited to (1) the purposes set forth in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting called by the chairman of the Board or the chief executive officer or by resolution of the Board.
1.11 Nominations of Directors. (a) ~~Only~~ Except as otherwise provided in Section 1.2(b), only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election by the stockholders as directors of the corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of the notice provided for in this Section 1.11 and at the time of the meeting, (B) is entitled to vote for the election of directors at such meeting and (C) shall have complied with the procedures set forth in this Section 1.11; and except as otherwise provided in Section 1.2(b), clause (iii) shall be the exclusive means for a stockholder to make nominations of persons to the Board before or at a meeting of stockholders. No stockholder, other than the stockholders requesting a special meeting pursuant to and in compliance with Section 1.2(b), shall be permitted to submit nominations at any Stockholder Requested Special Meeting.
To be eligible to be a nominee for election or re-election as a director of the corporation, the prospective nominee (whether nominated by or at the direction of the Board or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1.11) to the secretary at the principal executive offices of the corporation a written questionnaire providing such information with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the corporation, including all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the ~~Securities Exchange Act of 1934, as amended (or any successor thereto) (the “~~Exchange Act~~”~~) (which questionnaire shall be provided by the secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the secretary upon written request, that such prospective nominee: (i) will abide by the requirements of Section 1.5(b)(iii); (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the corporation, with such prospective nominee’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iv) would be in compliance if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation. For purposes of this Section 1.11, a “nominee” shall include any person being considered to fill a vacancy on the Board.
          (b) Except as otherwise provided in Section 1.2(b), n~~N~~ominations by any stockholder must be made pursuant to timely notice in proper written form to the secretary of the corporation in accordance with this paragraph. To be timely, a stockholder’s notice must be delivered to and received by the secretary at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made, and (ii) in the case of a special meeting at which the Board gives notice that directors are to be elected, not earlier than the opening of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure is made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a stockholders meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, such stockholder’s notice to the secretary shall set forth in writing (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) as well as (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made, the Proposing Stockholder Information (as defined in Section 1.13 hereof); (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Stockholders making a nomination pursuant to this Section 1.11, beneficial owners on whose behalf the nomination is made, and nominees shall further update and supplement the information required under this Section 1.11 not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date. Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of the corporation at a stockholders meeting is increased effective at such meeting and there is no public disclosure by the corporation naming all the nominees proposed by the Board for the additional directorships at least 100 days in advance of the first anniversary of the preceding year’s annual meeting or in the event of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to and received by the secretary not later than the close of business on the tenth day following the day on which such public disclosure is first made by the corporation.
          (c) Except as otherwise provided in Section 1.2(b), n~~N~~o person shall be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding over the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(iv) of this Section 1.11); and if he or she shall so determine, then he or she shall so declare at the meeting that the defective nomination shall be disregarded.
1.12 Stockholder Proposals. (a) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board pursuant to Section 1.2. At any annual meeting of the stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by Section 1.11) shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.12 and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12; clause (iii) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before or at an annual meeting of stockholders. No stockholder, other than the stockholders requesting a special meeting pursuant to and in compliance with Section 1.2(b), shall be permitted to submit business before or at any Stockholder Requested Special Meeting.
          (b) For business properly to be brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a), the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made. In no event shall any adjournment or postponement of a stockholders meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, such stockholder’s notice to the secretary shall set forth in writing (i) as to each matter the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the Proposing Stockholder Information (as defined in Section 1.13); (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (v) a representation that the stockholder is a holder of record of stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. Stockholders proposing to bring business before the stockholders meeting pursuant to this Section 1.12 and beneficial owners on whose behalf the nomination is made shall further update and supplement the information required under this Section 1.12(b) not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date.
          (c) Notwithstanding anything in the Bylaws to the contrary, no business (other than the election of directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.12 or if it constitutes an improper subject for stockholder action under applicable law. The person presiding over an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by (b)(vi) of this Section 1.12, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.